EXHIBIT 99.1

SRA Announces Financial Results for Second

Quarter Fiscal Year 2005

•	Revenue $211.2 Million, up 48% from Second Quarter Fiscal Year 2004
•	Net Income $14.7 Million, up 63% from Second Quarter Fiscal Year 2004
•	Diluted EPS $0.52, up 58% from Second Quarter Fiscal Year 2004
•	Raising guidance for Fiscal Year 2005

FAIRFAX, Va. – January 31, 2005 – SRA International, Inc. (NYSE: SRX), a leading provider of information technology services and solutions to the federal government, today announced operating results for the second quarter of fiscal year 2005, which ended December 31, 2004.

Revenue increased 48% from $143.0 million in the December 2003 quarter to $211.2 million. Operating income increased 59% from $14.0 million in the December 2003 quarter to $22.3 million. Operating income margin was 10.5% compared to 9.8% last year. Net income increased 63% from $9.0 million in the December 2003 quarter to $14.7 million. Diluted earnings per share increased 58% from $0.33 for the December 2003 quarter to $0.52.

Renny DiPentima, SRA CEO, stated, “We are pleased to announce another outstanding quarter marked by strong growth in revenue and earnings and excellent project execution. We are gratified by our selection this month by FORTUNE® magazine as one of the ‘100 Best Companies to Work For’ for the sixth consecutive year. Our ethic of ‘Honesty and Service’ remains the foundation for our success.”

Chief Financial Officer Stephen Hughes added, “Revenue and earnings were up sharply compared with last year as hiring accelerated and attrition declined. Cash flows from operations year to date were $38.4 million or 1.4 times net income.”

New Business Awards

During the second quarter, SRA won new business across its diversified customer portfolio with potential value of $231 million. The Company backlog of signed business orders is $2.4 billion. Major highlights of competitive contract awards during the quarter include:

•	Drug Enforcement Administration (DEA) Firebird Information Technology Services (FITS). SRA will provide comprehensive IT engineering services for Firebird, which is the core DEA local-area network/wide-area network providing access to mission-critical business applications and information to over 15,000 users throughout the world. The performance-based contract has an estimated value of $47 million over five years if all options are exercised.

•	Navy Military Sealift Command (MSC) Afloat Operations and Maintenance. SRA has been awarded a competitive task order to provide operations and maintenance services for the IT systems that support ocean transportation of equipment, fuel, supplies, and ammunition to sustain U.S. forces worldwide. Awarded under the Millennia contract, the performance-based task order has an estimated value of $18 million over one year.

•	Air Force Distributed Common Ground System (DCGS) Formal Training Unit (FTU). SRA will develop Web-based course technology, interactive courseware, and e-learning solutions for the DCGS, which is the Air Force’s multi-intelligence, network-centric weapon system that provides decision quality information to the Joint Task Force and the Air Operations Center. Awarded under the Millennia Lite contract, the task order has an estimated value of $19 million over five years if all options are exercised.

The Company also won two major Indefinite Delivery Indefinite Quantity (IDIQ) contracts during the quarter. None of the $1.8 billion in contract ceiling from these awards is included in the quarterly win total or backlog.

•	Department of Justice Information Technology Support Services (ITSS-3). SRA is one of twelve companies selected as prime contractor under the ITSS-3 IDIQ contract. Virtually any IT service can be performed under this multiple-agency contract, which has a $980 million ceiling over seven years.

•	Air Force Center for Environmental Excellence (AFCEE) Global Engineering, Integration and Technical Assistance (GEITA). SRA is one of five companies selected as prime under the GEITA program at the AFCEE. Under this $850 million, five-year, IDIQ contract, the Air Force will procure a broad range of environmental engineering, management, technical, and analytic services.

Forward Guidance

The Company is issuing initial guidance for the third and fourth quarters of fiscal year 2005 and raising its forward guidance for the full fiscal year 2005. The table below represents management’s current expectations about the Company’s future financial performance, based on information available at this time. These amounts do not include any effect for acquisitions SRA might make in the future.

Measure	Quarter Ending March 31, 2005	Quarter Ending June 30, 2005	FY Ending June 30, 2005
Revenue (in millions)	$213-$218	$220-$227	$848-$860

Diluted EPS	$0.48-$0.50	$0.50-$0.52	$1.95-$1.99

Diluted Share Equivalents (in millions)	28.5	28.6	28.3

Previously, the Company provided guidance for fiscal year 2005 revenue of $800-$830 million and diluted earnings per share of $1.82-$1.92 based on 27.9 million shares.

About SRA International, Inc.

SRA is a leading provider of information technology services and solutions — including strategic consulting; systems design, development and integration; and outsourcing and operations management — to clients in national security, civil government markets, and health care and public health. The Company also develops business solutions for text and data mining, contingency and disaster response planning, information assurance, environmental strategies, conflict management and dispute resolution, enterprise architecture, network operations and management, enterprise systems management, and wireless integration services.

FORTUNE® magazine has chosen SRA as one of the “100 Best Companies to Work For” for six consecutive years. The Company’s 3,800 employees serve clients from its headquarters in Fairfax, Virginia, and offices across the country. For additional information on SRA, please visit http://www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest quarterly report on Form 10-Q filed with the SEC on November 1, 2004. In addition, the forward-looking statements included in this press release represent our views as of January 31, 2005. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward- looking statements should not be relied upon as representing our views as of any date subsequent to January 31, 2005.

CONTACTS:
Stuart Davis	Stephen Hughes
Vice President and Director, Investor Relations	Senior Vice President and CFO
SRA International, Inc.	SRA International, Inc.
(703) 502-7731	(703) 227-7010
stuart_davis@sra.com	steve_hughes@sra.com

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	12/31/03	12/31/04	12/31/03	12/31/04
Revenue	$143,002	$211,212	$274,980	$414,686
Operating costs and expenses:
Cost of services	103,065	155,942	197,184	307,488
Selling, general, and administrative	23,457	29,846	46,604	59,122
Depreciation and amortization	2,460	3,155	4,727	6,037

Total operating costs and expenses	128,982	188,943	248,515	372,647

Operating income	14,020	22,269	26,465	42,039
Interest income	421	754	814	1,277
Other income	153	—	153	—

Income before taxes	14,594	23,023	27,432	43,316
Provision for income taxes	5,560	8,300	10,567	16,153

Net income	$9,034	$14,723	$16,865	$27,163

Earnings per share:
Basic	$0.36	$0.56	$0.67	$1.04

Diluted	$0.33	$0.52	$0.62	$0.97

Weighted-average shares:
Basic	25,389,111	26,300,719	25,287,291	26,146,865

Diluted	27,378,314	28,238,454	27,233,176	28,004,422

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share amounts)

	As of
	6/30/04	12/31/04
Current assets:
Cash and cash equivalents	$143,367	$169,138
Short-term investments	9,076	11,178
Accounts receivable, net	164,162	193,070
Prepaid expenses and other	23,053	42,494
Deferred income taxes, current	4,442	5,448

Total current assets	344,100	421,328

Property and equipment, net	23,498	26,040

Other assets:
Goodwill	62,747	62,747
Identified intangibles, net	13,168	12,260
Investments	13,719	21,618
Deferred compensation trust	4,661	5,143

Total other assets	94,295	101,768

Total assets	$461,893	$549,136

Current liabilities:
Accounts payable and accrued expenses	$66,230	$93,837
Accrued payroll and employee benefits	39,798	56,208
Billings in excess of revenue recognized	8,276	11,085

Total current liabilities	114,304	161,130

Long-term liabilities:
Deferred income taxes, noncurrent	1,612	1,051
Other long-term liabilities	6,709	6,488

Total long-term liabilities	8,321	7,539

Total liabilities	122,625	168,669

Stockholders' equity:
Preferred stock, $0.20 par value	—	—
Class A common stock, $0.004 par value	97	101
Class B common stock, $0.004 par value	39	38
Additional paid-in capital	241,831	255,705
Treasury stock, at cost	(46,560)	(46,580)
Deferred stock-based compensation	(716)	(537)
Retained earnings	144,577	171,740

Total stockholders' equity	339,268	380,467

Total liabilities and stockholders' equity	$461,893	$549,136

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended
	12/31/03	12/31/04
Cash flows from operating activities:
Net income	$16,865	$27,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,727	6,037
Stock-based compensation	105	159
Tax benefits of stock option exercises	4,155	8,816
Deferred income taxes	541	(1,567)
Working capital changes	6,141	(2,226)

Net cash provided by operating activities	32,534	38,382

Cash flows from investing activities:
Capital expenditures	(5,047)	(7,671)
Sales and maturities of investments	1,083	8,515
Purchases of investments	—	(18,516)

Net cash used in investing activities	(3,964)	(17,672)

Cash flows from financing activities:
Issuance of common stock	2,778	5,061
Purchase of treasury stock	(145)	—
Repayment of term loan	(400)	—

Net cash provided by financing activities	2,233	5,061

Net increase in cash and cash equivalents	30,803	25,771
Cash and cash equivalents, beginning of period	158,264	143,367

Cash and cash equivalents, end of period	$189,067	$169,138

Supplemental disclosures of cash flow information:
Cash paid during the period:
Income taxes	$53	$14,209

Cash received during the period:
Interest	$753	$1,264

Income taxes	$77	$513

Reconciliation Between Total Revenue Growth and Organic Revenue Growth

(in thousands)

Organic revenue growth, as presented, measures revenue growth adjusted for the impact of acquisitions. The Company believes that this non-GAAP financial measure provides useful information because it allows investors to better assess the underlying growth rate of the Company's existing business. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	Three Months Ended
	12/31/03	12/31/04	Growth
Total Revenue, as reported	$143,002	$211,212	47.70%
Plus: Orion revenue for October 1, 2003 through December 31, 2003	8,068	—	—

Organic Revenue	$151,070	$211,212	39.80%

	Six Months Ended
	12/31/03	12/31/04	Growth
Total Revenue, as reported	$274,980	$414,686	50.80%
Plus: Orion revenue for July 1, 2003 through December 31, 2003	16,968	—	—

Organic Revenue	$291,948	$414,686	42.00%

Pro Forma Statement Of Operations For The Three Months Ended December 31, 2004

(in thousands)

The Company has presented net income, as adjusted, to show the effect that one-time items had on the Company’s earnings per share for the quarter ended December 31, 2004. The Company believes that this non-GAAP financial measure provides useful information to investors because it allows investors to compare the Company’s current performance to prior year performance, excluding the one-time items, on a consistent basis. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	As Reported 31-Dec-04 3 months ended	Adjustments	Pro Forma 31-Dec-04 3 months ended
Revenue	$211,212	$—	$211,212

Operating costs and expenses:
Cost of services	155,942	—	155,942
Selling, general and administrative	29,846	478	30,324
Depreciation and amortization	3,155	—	3,155

Total operating costs and expenses	188,943	478	189,421

Operating income	22,269	-478	21,791

Interest income	754	—	754

Pro forma income before taxes	23,023	-478	22,545

Pro forma provision for taxes	8,300	391	8,691

Pro forma net income	$14,723	-869	$13,854

Pro forma earnings per share:
Basic	$0.56	($0.03)	$0.53

Diluted	$0.52	($0.03)	$0.49

Pro forma weighted-average shares
Basic	26,300,719	—	26,300,719
Diluted	28,238,454	—	28,238,454

[1]	Adjusted to eliminate a one-time reduction in expenses as a result of resolving two vendor issues during the quarter ended December 31, 2004.
[2]	Adjusted to eliminate the tax effect of the adjustment described in Note 1 at the consolidated effective tax rate of 36.1% and to eliminate the one-time tax benefits from Virginia job creation tax credits and a refund from a prior federal tax return.